Exhibit 31.1

Certification of Chief Executive Officer Pursuant to

Rule 13a-14(a)/15d-14(a)

I, Kathy Ordoñez, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Celera Corporation; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 25, 2011	By:	/s/ Kathy Ordoñez
	Name:	Kathy Ordoñez
	Title:	Chief Executive Officer